As filed with the Securities and Exchange Commission on November 5, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNSTONE HOTEL INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-1296886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

903 Calle Amanecer, Suite 100

San Clemente, California 92673

(Address of Principal Executive Offices)

SUNSTONE HOTEL INVESTORS, INC. 2004 LONG -TERM INCENTIVE PLAN

(Full title of the plan)

Christopher M. Lal

Sunstone Hotel Investors, Inc.

903 Calle Amanecer, Suite 100

San Clemente, California 92673

(949) 369-4000

(Name, address and telephone number of agent for service)

Copies to:

Alison S. Ressler

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

(310) 712-6600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,750,000 shares	$4.68	$8,190,000	$322

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock.
(2)	The price is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee and is $4.68, the average of the high and low prices of Sunstone Hotel Investors, Inc.’s Common Stock as reported by the New York Stock Exchange on October 29, 2008.

EXPLANATORY NOTE

Sunstone Hotel Investors, Inc., a Maryland corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-122088) on January 18, 2005 (the “Prior Form S-8”) in accordance with the Securities Act. The Prior Form S-8 registered an aggregate of 2,100,000 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”), for issuance under the Registrant’s 2004 Long-Term Incentive Plan (the “LTIP”). The contents of the Prior Form S-8 are incorporated herein by reference.

On May 1, 2007, stockholders of the Registrant approved an amendment to the LTIP to increase the number of shares of Common Stock available for issuance under the plan by 1,750,000 shares. The amended plan is filed as an exhibit hereto.

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 to register an additional 1,750,000 shares of Common Stock. After the registration of these shares, the total number of shares of Common Stock that will have been registered to date for issuance under the LTIP is 3,850,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

None.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 21, 2008, as amended by the Registrant’s Form 10-K/A filed with the Commission on February 25, 2008;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the Commission on May 8, 2008, August 5, 2008 and November 5, 2008, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 11, 2008, February 12, 2008, March 7, 2008, April 3, 2008, April 11, 2008, May 13, 2008, June 23, 2008 and November 3, 2008;

(d)	The Registrant’s Registration Statement on Form S-8, File No. 333-122088, filed with the Commission on January 18, 2005; and

(e)	The description of the common stock included in our registration statement on Form 8-A, filed with the SEC on October 7, 2004, File No. 001-32319, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents.”)

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

See the Index to Exhibits attached hereto.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on November 5, 2008.

SUNSTONE HOTEL INVESTORS, INC.

By	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Robert A. Alter and Kenneth E. Cruse, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 5, 2008:

Signature	Title

/s/ Robert A. Alter	Chief Executive Officer and Executive Chairman
Robert A. Alter	(Principal Executive Officer)

/s/ Kenneth E. Cruse	Chief Financial Officer
Kenneth E. Cruse	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lewis N. Wolff	Co-Chairman
Lewis N. Wolff

/s/ Z. Jamie Behar	Director
Z. Jamie Behar

/s/ Thomas A. Lewis, Jr.	Director
Thomas A. Lewis, Jr.

/s/ Keith M. Locker	Director
Keith M. Locker

/s/ Keith P. Russell	Director
Keith P. Russell

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement (Form S-11 No. 333-117141)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on August 5, 2008).

4.3	2004 Long-Term Incentive Plan of the Registrant, as amended.

5	Opinion of Venable LLP as to the legality of the securities being offered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Venable LLP (contained in their Opinion in Exhibit 5 hereto).

24.1	Power of Attorney (set forth on the signature page).